Exhibit 4.1

NUMBER

SHARES



INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

# KOPR RESOURCES CORP.

This Certifies That ______________________________

*is the owner of* ______________________________ *full paid and non-assessable*

*SHARES OF THE COMMON STOCK OF* **KOPR RESOURCES CORP.** **Par Value $0.001** .

*transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.*

*The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights*

*IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this* __________ *day of* ______________ *A.D.* ________.

COMMON

SPECIMEN

______________________
SECRETARY

______________________
PRESIDENT

DWIGHT & M. H. JACKSON
205 W. RANDOLPH STREET

DIV. OF

CORPORATION SUPPLY CO.
CHICAGO, ILLINOIS 60606